Exhibit 10.1

                 PERMISSION FOR ASSIGNMENT OF LICNESE AGREEMENT



     WHEREAS, Fresh Ideas Media, Inc. a Nevada Corporation, did, on March 14, 2005, enter into a License Agreement with Venitech, LLC, a Colorado corporation, which License Agreement gave Fresh Ideas Media, Inc. certain license rights throughout the United States to a certain Business Concept involving "School Folders" and other products, including, but not limited to methods of selling, marketing, advertising, art and design concepts, forms, printing, agreements and other items relating to the Business Concept and referred to collectively as Intellectual Property, and such License Agreement also included the Registered Trademarks, "Community Alliance" and "Our Best Wishes" and

     WHEREAS, Fresh Ideas Media, Inc. desires to assign the License Agreement entered into by Fresh Ideas Media, Inc. and Venitech, LLC to Community Alliance, Inc. and Community Alliance, Inc. desires to accept the assignment, and in so doing, accept all responsibilities associated with the License Agreement, and does hereby accept all terms of the License Agreement, and all amendments thereto in the future, including any and all payments required to be paid under the License Agreement.

     THEREFORE, Venitech, LLC does, under Article 24, Paragraph M of the License Agreement, hereby grant permission to Fresh Ideas Media, Inc. to assign the License Agreement to Community Alliance, Inc., providing that Community Alliance, Inc. does agree to comply and fulfill all terms of the License Agreement.

Venitech, LLC


By:  /s/ Robert McCorkle
     ---------------------------------
     Robert McCorkle - Acting Director

Date:  March 24, 2005